This Structural Term Sheet, Collateral Term Sheet, or Computational Materials, as appropriate (the "material"), is for your private information and Banc of America Securities LLC (the "Underwriter") is not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriter considers reliable, but the Underwriter does not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation


RFMSII 2004-HS1
ALL INFORMATION IS PRELIMINARY AND SUBJECT TO CHANGE



GROUP I EXCESS SPREAD
-------------------------

                 STATIC    FWD                            STATIC    FWD
--------------------------------------------------------------------------------
PERIOD  PAYDATE  XS SPREAD  XS SPREAD     PERIOD  PAYDATE XS SPREAD   XS SPREAD
   1    04/25/2004 269     269              51    06/25/2008342     342
   2    05/25/2004 265     264              52    07/25/2008342     342
   3    06/25/2004 264     262              53    08/25/2008342     342
   4    07/25/2004 268     265              54    09/25/2008343     343
   5    08/25/2004 269     264              55    10/25/2008343     343
   6    09/25/2004 272     266              56    11/25/2008343     343
   7    10/25/2004 278     269              57    12/25/2008344     344
   8    11/25/2004 280     270              58    01/25/2009344     344
   9    12/25/2004 285     274              59    02/25/2009345     345
  10    01/25/2005 287     272              60    03/25/2009345     345
  11    02/25/2005 290     273              61    04/25/2009345     345
  12    03/25/2005 298     282              62    05/25/2009346     346
  13    04/25/2005 297     274              63    06/25/2009346     346
  14    05/25/2005 300     278              64    07/25/2009346     346
  15    06/25/2005 300     277              65    08/25/2009347     347
  16    07/25/2005 301     280              66    09/25/2009347     347
  17    08/25/2005 302     281              67    10/25/2009347     347
  18    09/25/2005 302     283              68    11/25/2009348     348
  19    10/25/2005 302     287              69    12/25/2009348     348
  20    11/25/2005 300     289              70    01/25/2010348     348
  21    12/25/2005 298     292
  22    01/25/2006 297     296
  23    02/25/2006 299     299
  24    03/25/2006 300     300
  25    04/25/2006 302     302
  26    05/25/2006 301     301
  27    06/25/2006 303     303
  28    07/25/2006 304     304
  29    08/25/2006 306     306
  30    09/25/2006 305     305
  31    10/25/2006 386     386
  32    11/25/2006 381     381
  33    12/25/2006 379     379
  34    01/25/2007 377     377
  35    02/25/2007 375     375
  36    03/25/2007 373     373
  37    04/25/2007 370     370
  38    05/25/2007 368     368
  39    06/25/2007 366     366
  40    07/25/2007 364     364
  41    08/25/2007 362     362
  42    09/25/2007 360     360
  43    10/25/2007 358     358
  44    11/25/2007 356     356
  45    12/25/2007 353     353
  46    01/25/2008 351     351
  47    02/25/2008 349     349
  48    03/25/2008 346     346
  49    04/25/2008 344     344
  50    05/25/2008 341     341
--------------------------------------------------------------------------------

Run at the Pricing Speed to Call